Exhibit 99.1

Inseego Reports Second Quarter 2021 Financial Results
Significant 5G revenue growth of 182% year-over-year
New generation 5G and cloud solutions reflect 49% of total revenue
Completion of Ctrack South Africa divestiture
SAN DIEGO—August 4, 2021—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leader in 5G and intelligent IoT device-to-cloud solutions, today reported its results for the second quarter ended June 30, 2021. The Company reported second quarter net revenue of $65.7 million, GAAP operating loss of $10.5 million, GAAP net loss of $13.9 million, GAAP net loss of $0.14 per share, negative adjusted EBITDA of $0.1 million, and non-GAAP net loss of $0.08 per share. Cash and cash equivalents at quarter end was $40.4 million, including restricted cash as well as cash and cash equivalents classified as held-for-sale.
"Inseego delivered a very strong second quarter with revenue up 14% sequentially to $65.7 million, well ahead of consensus," said Dan Mondor, chairman and CEO of Inseego Corp. "The strength in the second quarter was driven by continued growth in the sell-through of our suite of 5G hardware and software solutions, now representing almost 29% of total revenue, an increase of 182% over the second quarter of last year.  This remarkable growth reflects the growing customer adoption of Inseego’s 5G carrier and enterprise solutions.”
Corporate Highlights
–Q2 revenue of $65.7 million, up 14.1% sequentially
–Cash balance of $40.4 million, including restricted cash as well as cash classified as held-for-sale
–GAAP Q2 gross margin was 31.0%, up 3.7% year-over-year, and Non-GAAP Q2 gross margin was 32.1%, up 3.4% year-over-year
–Completed sale of Ctrack South Africa with net proceeds of $36.6 million, subsequent to the quarter end
–Ashish Sharma promoted to President, Inseego Corp.
–Stephanie Bowers appointed to the Board of Directors
Business Highlights
–5G revenue up 182% year-over-year
–Cloud software revenue up 49% year-over-year and subscriptions up 139% year-over-year
–Significant expansion of 5G fixed wireless enterprise opportunity pipeline with Fortune 1000 companies through global channel and carrier partners
–Multiple 5G fixed wireless access (FWA) products certified by T-Mobile and Verizon
–Increased uptake of Inseego 5G solutions with global mobile network operators

“Our transformation into a 5G solutions and software company has improved our overall margin profile and we approached EBITDA break-even in the quarter,” said Bob Barbieri, interim CFO for Inseego. “We have seen a significant expansion of our sales pipeline with carriers and enterprises following the launch of our FWA products, and as a result, remain confident to reiterate the second half of the year will be stronger than the first half.  In addition, we expect to see IoT & Mobile grow sequentially for the rest of the fiscal year.”

Conference Call Information

Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:

Online, visit http://investor.inseego.com

Phone-only participants can pre-register by navigating to https://dpregister.com/sreg/10156627/e8a619caf7

Those without internet access or unable to pre-register may dial-in by calling:

In the United States, call 1-844-763-8274

International parties can access the call at 1-412-717-9224

An audio replay of the conference call will be available beginning one hour after the call through August 18, 2021. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10156627 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company's website before the conference call begins.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is an industry leader in smart device-to-cloud solutions that extend the 5G network edge, enabling broader 5G coverage, multi-gigabit data speeds, low latency and strong security to deliver highly reliable internet access. Our innovative mobile broadband, fixed wireless access (FWA) solutions, and software platform incorporate the most advanced technologies (including 5G, 4G LTE, Wi-Fi 6 and others) into a wide range of products that provide robust connectivity indoors, outdoors and in the harshest industrial environments. Designed and developed in the USA, Inseego products and SaaS solutions build on the company’s patented technologies to provide the highest quality wireless connectivity for service providers, enterprises, and government entities worldwide. www.inseego.com #Putting5GtoWork

©2021. Inseego Corp. All rights reserved. The Inseego name and logo, MiFi and Inseego Wavemaker are registered trademarks and trademarks of Inseego Corp. Other company, product or service names mentioned herein are the trademarks of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and asset management software and services; (2) the growth of wireless wide-area networking and asset management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) the impact that new or adjusted tariffs may have on the cost of components or our products, and our ability to sell products internationally; (7) the impact of fluctuations of foreign currency exchange rates; (8) the impact of geopolitical instability on our ability to source components and manufacture our products; (9) unexpected liabilities or expenses; (10) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (11) litigation, regulatory and IP developments related to our products or components of our products; (12) dependence on a small number of customers for a significant portion of the Company’s revenues; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, and (16) the potential impact of COVID-19 on the business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses exclude share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to the Company’s convertible senior notes, loss on debt conversion and extinguishment relating to convertible senior notes, and fair value adjustments on derivative instruments. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions, the convertible senior notes), transaction costs incurred in connection with Ctrack South Africa divestiture, and foreign currency transaction gains and losses.

Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in the Company’s stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.

The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of these non-GAAP financial measures also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Inseego Corp.
Media Contact:
Anette Gaven
+1 (619) 993-3058
Anette.Gaven@inseego.com
or
Investor Relations Contact:
Joo-Hun Kim
MKR Group
+1 (212) 868-6760
joohunkim@mkrir.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenues:
IoT & Mobile Solutions	$51,836	$69,314	$94,795	$111,729
Enterprise SaaS Solutions	13,857	11,375	28,495	25,800
Total net revenues	65,693	80,689	123,290	137,529
Cost of net revenues:
IoT & Mobile Solutions	39,740	54,240	73,178	88,279
Enterprise SaaS Solutions	5,604	4,449	11,288	10,023
Total cost of net revenues	45,344	58,689	84,466	98,302
Gross profit	20,349	22,000	38,824	39,227
Operating costs and expenses:
Research and development	11,773	10,540	26,328	18,764
Sales and marketing	9,821	8,648	20,825	17,403
General and administrative	7,414	7,396	16,058	14,558
Amortization of purchased intangible assets	664	753	1,130	1,579
Impairment of capitalized software	1,197	—	1,197	—
Total operating costs and expenses	30,869	27,337	65,538	52,304
Operating loss	(10,520)	(5,337)	(26,714)	(13,077)
Other income (expense):
Loss on debt conversion and extinguishment, net	—	(67,241)	(432)	(75,174)
Interest expense, net	(1,678)	(3,160)	(3,523)	(6,540)
Other income (expense), net	(617)	787	1,117	1,765
Loss before income taxes	(12,815)	(74,951)	(29,552)	(93,026)
Income tax provision (benefit)	228	(115)	449	(24)
Net loss	(13,043)	(74,836)	(30,001)	(93,002)
Less: Net loss (income) attributable to noncontrolling interests	—	6	(214)	(26)
Net loss attributable to Inseego Corp.	(13,043)	(74,830)	(30,215)	(93,028)
Series E preferred stock dividends	(886)	(835)	(1,753)	(1,227)
Net loss attributable to common stockholders	$(13,929)	$(75,665)	$(31,968)	$(94,255)
Per share data:
Net loss per common share:
Basic and diluted	$(0.14)	$(0.78)	$(0.31)	$(1.01)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted	102,935,213	96,487,344	102,157,146	93,680,846

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$30,841	$40,015
Accounts receivable, net	19,983	29,940
Inventories	27,544	33,952
Assets held for sale[1]	42,450	—
Prepaid expenses and other	8,088	10,201
Total current assets	128,906	114,108
Restricted cash	3,693	—
Property, plant and equipment, net	9,330	13,699
Rental assets, net	4,761	6,109
Intangible assets, net	47,192	51,487
Goodwill	22,175	32,511
Right-of-use assets, net	8,294	9,092
Other assets	389	388
Total assets	$224,740	$227,394
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$31,182	$52,339
Accrued expenses and other current liabilities	22,874	23,373
Liabilities related to assets held for sale[1]	11,132	—
Total current liabilities	65,188	75,712
Long-term liabilities:
2025 Notes, net	159,120	165,147
Deferred tax liabilities, net	888	4,505
Other long-term liabilities	8,450	9,929
Total liabilities	233,646	255,293
Stockholders’ deficit:
Preferred stock	—	—
Common stock	103	99
Additional paid-in capital	761,412	711,487
Accumulated other comprehensive loss	(6,279)	(6,972)
Accumulated deficit	(764,150)	(732,422)
Total stockholders’ deficit attributable to Inseego Corp.	(8,914)	(27,808)
Noncontrolling interests	8	(91)
Total stockholders’ deficit	(8,906)	(27,899)
Total liabilities and stockholders’ deficit	$224,740	$227,394
1 Assets and liabilities held for sale relate to the expected sale of our Ctrack South Africa operations.

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Cash flows from operating activities:
Net loss	$(13,043)	$(74,836)	$(30,001)	$(93,002)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,821	5,192	13,051	9,692
Provision for bad debts, net of recoveries	165	59	266	74
Provision for excess and obsolete inventory	669	147	496	180
Share-based compensation expense	2,307	4,428	11,405	5,981
Amortization of debt discount and debt issuance costs	372	1,548	746	3,245
Fair value adjustment on derivative instrument	128	(826)	(1,823)	(826)
Impairment of capitalized software	1,197	—	1,197	—
Loss on debt conversion and extinguishment, net	—	67,241	432	75,174
Deferred income taxes	(288)	8	38	10
Other	(66)	672	553	158
Changes in assets and liabilities:
Accounts receivable	3,815	(12,908)	6,483	(21,498)
Inventories	4,580	(6,151)	(834)	2,725
Prepaid expenses and other assets	(40)	(4,315)	1,158	(5,298)
Accounts payable	(14,079)	20,413	(16,015)	22,334
Accrued expenses, income taxes, and other	(5,543)	3,662	818	5,713
Net cash (used in) provided by operating activities	(13,005)	4,334	(12,030)	4,662
Cash flows from investing activities:
Acquisition of noncontrolling interest	11	—	(116)	—
Purchases of property, plant and equipment	(1,142)	(2,264)	(2,455)	(2,831)
Proceeds from the sale of property, plant and equipment	485	72	506	235
Additions to capitalized software development costs and purchases of intangible assets	(7,392)	(6,184)	(15,369)	(10,637)
Net cash used in investing activities	(8,038)	(8,376)	(17,434)	(13,233)
Cash flows from financing activities:
Gross proceeds from the issuance of 2025 Notes	—	100,000	—	100,000
Payment of issuance costs related to 2025 Notes	—	(2,544)	—	(2,544)
Payoff of term loan and related extinguishment costs	—	(48,830)	—	(48,830)
Cash paid to investors in private exchange transactions	—	(32,062)	—	(32,062)
Gross proceeds received from issuance of Series E preferred stock	—	—	—	25,000
Repurchase of Series E preferred stock	—	(2,354)	—	(2,354)
Proceeds from the exercise of warrants to purchase common stock	—		—	1,861
Net borrowing of bank and overdraft facilities	35	(30)	295	104
Principal payments under finance lease obligations	(936)	(805)	(2,173)	(1,462)
Proceeds from a public offering, net of issuance costs	(59)	—	29,369	—
Proceeds from stock option exercises and employee stock purchase plan, net of taxes paid on vested restricted stock units	924	1,455	2,020	1,431
Net cash (used in) provided by financing activities	(36)	14,830	29,511	41,144
Effect of exchange rates on cash	1,912	771	321	(2,547)
Net increase in cash, cash equivalents and restricted cash	(19,167)	11,559	368	30,026
Cash, cash equivalents and restricted cash, beginning of period	59,550	30,541	40,015	12,074
Cash, and cash equivalents, end of period	$40,383	$42,100	$40,383	$42,100

INSEEGO CORP.
Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Non-GAAP Net Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2021		Six Months Ended June 30, 2021
	Net Loss	Net Loss Per Share	Net Loss	Net Loss Per Share
GAAP net loss attributable to common shareholders	$(13,929)	$(0.14)	$(31,968)	$(0.31)
Adjustments:
Preferred stock dividends(a)	886	0.01	1,753	0.02
Net income attributable to noncontrolling interests(b)	—	—	214	—
Share-based compensation expense(c)	2,307	0.02	11,405	0.10
Purchased intangibles amortization(d)	1,151	0.01	2,103	0.02
Debt discount and issuance costs amortization (e)	372	0.01	746	0.01
Non-recurring costs (f)	396	0.01	761	0.01
Fair value adjustment on derivative instrument(g)	128	—	(1,823)	(0.02)
Loss on debt conversion and extinguishment (e)	—	—	432	0.01
Non-GAAP net loss	$(8,689)	$(0.08)	$(16,377)	$(0.16)

(a)     Includes accrued dividends on Series E Preferred Stock.
(b)    Includes net income attributable to noncontrolling interests at Ctrack South Africa.
(c)    Includes share-based compensation expense recorded under ASC Topic 718.
(d)    Includes amortization of intangible assets purchased through acquisitions.
(e)    Includes the debt discount and issuance costs amortization related to the 2025 Notes.
(f) Includes transaction costs related to the sale of Ctrack South Africa and non-recurring legal expenses.
(g) Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument.
(h) Includes the loss on debt conversion and extinguishment of the 2025 Notes.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended June 30, 2021
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Non-recurring costs (c)	Non-GAAP
Cost of net revenues	$45,344	$235	$487	$—	$44,622
Operating costs and expenses:
Research and development	11,773	535	—	—	11,238
Sales and marketing	9,821	558	—	—	9,263
General and administrative	7,414	979	—	150	6,285
Amortization of purchased intangible assets	664	—	664	—	—
Impairment of purchased intangible assets	1,197	—	—	—	1,197
Total operating costs and expenses	$30,869	$2,072	$664	$150	$27,983
Total		$2,307	$1,151	$150
(a)    Includes share-based compensation expense recorded under ASC Topic 718.
(b)    Includes amortization of intangible assets purchased through acquisitions.
(c) Includes non-recurring legal settlement costs.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Six Months Ended June 30, 2021
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Non-recurring costs (c)	Non-GAAP
Cost of net revenues	$84,466	$1,812	$973	$—	$81,681
Operating costs and expenses:
Research and development	26,328	3,763	—	—	22,565
Sales and marketing	20,825	2,547	—	—	18,278
General and administrative	16,058	3,283	—	150	12,625
Amortization of purchased intangible assets	1,130	—	1,130	—	—
Impairment of purchased intangible assets	1,197	—	—	—	1,197
Total operating costs and expenses	$65,538	$9,593	$1,130	$150	$54,665
Total		$11,405	$2,103	$150
(a)    Includes share-based compensation expense recorded under ASC Topic 718.
(b)    Includes amortization of intangible assets purchased through acquisitions.
(c) Includes non-recurring legal settlement costs.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
GAAP net loss attributable to common shareholders	$(13,929)	$(31,968)
Preferred stock dividends(a)	886	1,753
Income tax provision(b)	228	449
Net income attributable to noncontrolling interests(c)	—	(214)
Depreciation and amortization(d)	6,821	13,051
Share-based compensation expense(e)	2,307	11,405
Non-recurring costs(f)	1,341	1,767
Loss on debt conversion and extinguishment(g)	—	432
Interest expense, net(h)	1,678	3,523
Other expense (income), net(i)	617	(1,117)
Adjusted EBITDA	$(51)	$(919)

(a)    Includes accrued dividends on Series E Preferred Stock.
(b)    Includes the provision for income taxes.
(c)    Includes net income attributable to non-controlling interests at Ctrack South Africa.
(d)     Includes depreciation and amortization charges, including amortization of intangible assets purchased through acquisitions.
(e) Includes share-based compensation expense recorded under ASC Topic 718.
(f)    Includes impairment of capitalized software and non-recurring legal expenses.
(g)    Includes the loss on debt conversion and extinguishment of the 2025 Notes.
(h)    Includes interest expense including debt discount and issuance costs amortization related to the 2025 Notes.
(i)    Includes the transaction costs related to the sale of Ctrack South Africa, fair value adjustment related to the Company's interest make-whole derivative instrument, and foreign currency transaction gains and losses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Quarterly Net Revenues by Product Grouping
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
IoT & Mobile Solutions (a)	$51,836	$42,959	$72,098	$77,342	$69,314
Enterprise SaaS Solutions	13,857	14,638	13,965	12,898	11,375
Total net revenues	$65,693	$57,597	$86,063	$90,240	$80,689

(a)    Effective in the third quarter ended on September 30, 2020, IoT & Mobile Solutions now includes the Company’s Device Management System revenue stream, rebranded as Inseego Subscribe™, and all prior period balances have been reclassified from Enterprise SaaS Solutions.